UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    08/01/02
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

  WASHINGTON                    1-6563                           91-0742146
(State or other              (Commission                       (IRS Employer
jurisdiction of              File Number)                   Identification No.)
incorporation)

     SAFECO Plaza, Seattle, Washington                          98185
     (Address of principal executive officers)               (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)


Item 5. Other Events

         SAFECO Completes Acquisition of Swiss Re's Excess-Loss Business

SEATTLE - (August 1, 2002)- SAFECO (Nasdaq: SAFC) late yesterday completed acquisition of the medical excess-loss and group life insurance books of business that Swiss Re acquired from Lincoln National Corp. in December 2001.

The acquisition nearly doubles the size of SAFECO's profitable business of providing excess-loss insurance for employers with self-funded medical plans.

"We have an outstanding track record of integrating acquisitions and creating profitability in the excess-loss business," said Randy Talbot, president of SAFECO Life & Investments. "Our history of success, combined with this latest acquisition, positions SAFECO as a strong industry leader."

SAFECO is one of the leading providers of excess-loss insurance, writing $284 million in premiums in 2001. The company's acquisition of these medical excess-loss and group life insurance books of business originally was announced on March 4.

SAFECO, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through more than 17,000 independent agents and financial advisors.

Swiss Re is one of the world's leading reinsurers with over 70 offices in more than 30 countries. Gross premiums in 2001 amounted to CHF 28.5 billion (USD 16.9 billion). Swiss Re has a strong track record of earnings growth only interrupted in 2001 with a net loss of CHF 165 million (USD 97.8 million), largely due to the 11 September 2001 event. At the end of 2001, Swiss Re's shareholders' equity amounted to CHF 22.6 billion (USD 13.6 billion) and the total balance sheet stood at CHF 170 billion (USD 102.4 billion). Swiss Re is rated "AAA" by Standard & Poor's, "Aaa" by Moody's and "A++" by A.M. Best.

Forward-looking information is subject to risk and uncertainty

Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. The operations, performance and development of our business are subject to certain risks and uncertainties which may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this report. The risks and uncertainties include, but are not limited to:

-- the ability to obtain rate increases and decline or non-renew underpriced insurance accounts;

--   achievement of premium targets and profitability;

--   realization of growth and business retention estimates;

--   achievement of decrease in large-commercial premium volume;

--   achievement of expense savings from consolidation of commercial operations;

--   achievement of overall expense reduction goals;

-- success in implementing a new business entry model for personal and commercial lines;

-- success in obtaining regulatory approval of price-tiered products and the use of insurance scores;

--   the ability to freely enter and exit lines of business;

--   negative changes to SAFECO's ratings by rating agencies;

-- the effect of current insurance and credit ratings levels on business production;

-- inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;

--   availability of bank credit facilities;

-- the profitability of the use of derivative securities by SAFECO Financial Products;

--   fluctuations in interest rates;

--   performance of financial markets;

--   a long-term period of low interest rates;

--   general economic and market conditions;

--   changes in the mix of SAFECO's  property and casualty book of business;

--   driving patterns;

-- the competitive pricing environment, initiatives by competitors and other changes in competition;

-- weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

--   the occurrence of significant natural disasters, including earthquakes;

-- the occurrence of significant man-made disasters, such as the attack on September 11, 2001;

--   the occurrence of epidemics;

--   the occurrence of bankruptcies that result in losses under surety bonds;

--   the adequacy of loss reserves;

--   the availability of, pricing of, and ability to collect reinsurance;

-- the ability to manage exposure to the Lloyd's of London underwriting market;

--   the ability to exclude and to reinsure the risk of loss from terrorism;

--   the success in integrating acquired businesses and operations;

-- interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

--   the outcome of any litigation against SAFECO;

-- legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates and availability of coverage; and

-- changes in tax laws and regulations that affect the favorable taxation of certain life insurance products or that decrease the usefulness of life insurance products for estate planning purposes.

Because insurance rates in some jurisdictions are subject to regulatory review and approval, the achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect the efforts to restore earnings in the property and casualty lines.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SAFECO CORPORATION
Dated: August 1, 2002
                                                By: /s/RICHARD M. LEVY
                                                    ---------------------------
                                                    Richard M. Levy
                                                    Vice President, Controller
                                                    And Chief Accounting Officer